Exhibit 10.31

Exhibit E

STOCK UNIT AWARD AGREEMENT

(with Ireland Supplement)

(Granted under the UFP Technologies, Inc. 2003 Incentive Plan)

This Stock Unit Award Agreement is entered into as of the 14th day of February, 2023 by and between UFP Technologies, Inc. (hereinafter the “Company”) and _______________ (the “Awardee”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Company’s 2003 Incentive Plan, as amended (the “Plan”).  Stock Unit Awards (SUA’s represent the Company’s unfunded and unsecured promise to issue shares of Common Stock at a future date, subject to the terms of this Award Agreement, including, without limitation, the performance objectives set forth in Schedule A hereto, and the Plan.  Awardee has no rights under the SUAs other than the rights of a general unsecured creditor of the Company.

1.          Grant of Stock Unit Awards; Performance Objectives; Vesting.

(a)        The Company, in the exercise of its sole discretion pursuant to the Plan, does hereby award to the Awardee the number of SUAs set forth on Schedule A hereto upon the terms and subject to the conditions hereinafter contained.  The SUA’s shall consist of a Threshold Award, a Target Award and an Exceptional Award.  The Target Award and the Exceptional Award are each awarded subject to attainment during the Performance Cycle described on Schedule A of the Performance Objectives set forth on Schedule A .

(b)        Subject to attainment of any applicable Performance Objectives, payment with respect to vested SUA’s shall be made entirely in the form of shares of Common Stock of the Company on each respective vesting date as set forth on Schedule A.

(c)        As soon as possible after the end of the Performance Cycle, the Committee will certify in writing whether and to what extent the Performance Objectives have been met for the Performance Cycle.  The date of the Committee’s certification pursuant to this subsection (c) shall hereinafter be referred to as the “Certification Date”.  The Company will notify the Awardee of the Committee’s certification following the Certification Date (such notice, the “Determination Notice”).  The Determination Notice shall specify (i) the Performance Objective, as derived from the Company’s audited financial statements; and (ii) the extent, if any, to which the Performance Objectives were satisfied with respect to the Target Award and the Exceptional Award.

2.          Change in Control.      Notwithstanding the vesting schedule set forth in Schedule A: if there is a Change in Control of the Company (as defined in the Plan) following the end of the Performance Cycle, and the Awardee’s Continuous Status as an employee, as contemplated by Section 4 hereof, shall not have been terminated as of the date immediately prior to the effective date of such Change in Control, then subject to attainment during the Performance Cycle described on Schedule A of any applicable Performance Objective set forth on Schedule A, and subject to the provisions of Section 21 of this Award Agreement, any SUA’s representing the Threshold, Target and the Exceptional Award, which are not already vested shall become vested in full as of the effective date of such Change in Control.

3.          Termination.   Unless terminated earlier under Section 4, 5 or 6 below, an Awardee’s rights under this Award Agreement with respect to the SUAs issued under this Award Agreement shall terminate at the time such SUAs are converted into shares of Common Stock.

4.          Termination of Awardee’s Continuous Status as an Employee.   Except as otherwise specified in Section 5 and 6 below, in the event of termination of Awardee’s Continuous Status as an employee of the Company, Awardee’s rights under this Award Agreement in any unvested SUAs shall terminate.  For purposes of this Award Agreement, an Awardee’s Continuous Status as an employee shall mean the absence of any interruption or termination of service as an employee.  Continuous Status as an employee shall not be considered interrupted in the case of sick leave or leave of absence for which Continuous Status is not considered interrupted as determined by the Company in its sole discretion.

5.          Disability of Awardee.   Notwithstanding the provisions of Section 4 above, in the event of termination of Awardee’s Continuous Status as an employee as a result of disability (within the meaning of Section 409A of the Internal Revenue Code, and hereinafter referred to as “Disability”), the SUAs which would have vested during the twelve (12) months following the date of such termination, set out in Schedule A, shall become vested as of the date of such termination, subject, however, to the provisions of Section 21 of this Award Agreement.  If Awardee’s Disability originally required him or her to take a short-term disability leave which was later converted into long-term disability, then for the purposes of the preceding sentence the date on which Awardee ceased performing services shall be deemed to be the date of commencement of the short-term disability leave.  The Awardee’s rights in any unvested SUAs that remain unvested after the application of this Section 5 shall terminate at the time Awardee ceases to be in Continuous Status as an employee.

6.          Death of Awardee.   Notwithstanding the provisions of Section 4 above, in the event of the death of Awardee:

(a)        If the Awardee was, at the time of death, in Continuous Status as an employee, the SUAs which would have vested during the twelve (12) months following the date of death of Awardee, set out in Schedule A, shall become vested as of the date of death.

(b)       The Awardee’s rights in any unvested SUAs that remain after the application of Section 6(a) shall terminate at the time of the Awardee’s death.

7.          Value of Unvested SUAs.   In consideration of the award of these SUAs, Awardee agrees that upon and following termination of Awardee’s Continuous Status as an employee for any reason (whether or not in breach of applicable laws), and regardless of whether Awardee is terminated with or without cause, notice, or pre-termination procedure or whether Awardee asserts or prevails on a claim that Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, any unvested SUAs under this Award Agreement shall be deemed to have a value of zero dollars ($0.00).

8.           Conversion of SUAs to shares of Common Stock; Responsibility for Taxes.

(a)        Provided Awardee has satisfied the requirements of Section 8(b) below, and subject to the provisions of Section 21 below, on the vesting of any SUAs, such vested SUAs shall be converted into an equivalent number of shares of Common Stock that will be distributed to Awardee or, in the event of Awardee’s death, to Awardee’s legal representative, as soon as practicable.  The distribution to the Awardee, or in the case of the Awardee’s death, to the Awardee’s legal representative, of shares of Common Stock in respect of the vested SUAs shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.

(b)        Regardless of any action the Company takes with respect to any or all income tax (including federal, state and local taxes), social security, payroll tax or other tax-related withholding (“Tax Related Items”), Awardee acknowledges that the ultimate liability for all Tax Related Items legally due by Awardee is and remains Awardee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the SUAs, including the grant of the SUAs, the vesting of SUAs, the conversion of the SUAs into shares of Common Stock, the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the SUAs to reduce or eliminate the Awardee’s liability for Tax Related Items. Prior to the issuance of shares of Common Stock upon vesting of SUAs as provided in Section 8(a) above, Awardee shall pay, or make adequate arrangements satisfactory to the Company, in its sole discretion, to satisfy all withholding obligations of the Company.  In this regard, Awardee authorizes the Company to withhold all applicable Tax Related Items legally payable by Awardee from Awardee’s wages or other cash compensation payable to Awardee by the Company.  Alternatively, or in addition, if permissible under applicable law, the Company may, in its sole discretion, (i) sell or arrange for the sale of shares of Common Stock to be issued to satisfy the withholding obligation, and/or (ii) withhold in shares of Common Stock, provided that the Company shall withhold only the amount of shares necessary to satisfy the minimum withholding amount.  Awardee shall pay to the Company any amount of Tax Related Items that the Company may be required to withhold as a result of Awardee’s receipt of SUAs, or the conversion of SUAs to shares of Common Stock that cannot be satisfied by the means previously described.  Except where applicable legal or regulatory provisions prohibit, the standard process for the payment of an Awardee’s Tax Related Items shall be for the Company to withhold in shares of Common Stock only to the amount of shares necessary to satisfy the minimum withholding amount. The Company may refuse to deliver shares of Common Stock to Awardee if Awardee fails to comply with Awardee’s obligation in connection with the Tax Related Items as described herein.

(c)        In lieu of issuing fractional shares of Common Stock, on the vesting of a fraction of a SUA, the Company shall round the shares to the nearest whole share and any such share which represents a fraction of a SUA will be included in a subsequent vest date.

(d)       Until the distribution to Awardee of the shares of Common Stock in respect to the vested SUAs is evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means, Awardee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such shares of Common Stock, notwithstanding the vesting of SUAs.  Subject to the provisions of Section 21 below, the Company shall cause such distribution to Awardee to occur promptly upon the vesting of SUAs.  No adjustment will be made for a dividend or other right for which the record date is prior to the date Awardee is recorded as the owner of the shares of Common Stock, except as provided in Section 8 of the Plan.

(e)        By accepting the Award of SUAs evidenced by this Award Agreement, Awardee agrees not to sell any of the shares of Common Stock received on account of vested SUAs at a time when applicable laws or Company policies prohibit a sale.  This restriction shall apply so long as Awardee is an Employee, Consultant or outside director of the Company or a Subsidiary of the Company.

(f)        Adjustments and other matters relating to stock dividends, stock splits, recapitalizations, reorganizations, Corporate Events and the like shall be made and determined in accordance with Section 6 of the Plan, as in effect on the date of this Agreement.

9.          Non-Transferability of SUAs.   Awardee’s right in the SUAs awarded under this Award Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the distribution of the shares of Common Stock in respect of such SUAs.  SUAs shall not be subject to execution, attachment or other process.

10.        Acknowledgment of Nature of Plan and SUAs.   In accepting the Award, Awardee acknowledges that:

(a)        the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b)        the Award of SUAs is voluntary and occasional and does not create any contractual or other right to receive future awards of SUAs, or benefits in lieu of SUAs even if SUAs have been awarded repeatedly in the past;

(c)        all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)        Awardee’s participation in the Plan is voluntary;

(e)        the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(f)         if Awardee receives shares of Common Stock, the value of such shares of Common Stock acquired on vesting of SUAs may increase or decrease in value;

(g)        notwithstanding any terms or conditions of the Plan to the contrary and consistent with Section 4 and Section 7 above, in the event of involuntary termination of Awardee’s employment (whether or not in breach of applicable laws), Awardee’s right to receive SUAs and vest under the Plan, if any, will terminate effective as of the date that Awardee is no longer actively employed and will not be extended by any notice period mandated under applicable law; furthermore, in the event of involuntary termination of employment (whether or not in breach of applicable laws), Awardee’s right to receive shares of Common Stock pursuant to the SUAs after termination of employment, if any, will be measured by the date of termination of Awardee’s active employment and will not be extended by any notice period mandated under applicable law.  The Committee shall have the exclusive discretion to determine when Awardee is no longer actively employed for purposes of the award of SUAs; and

(h)        Awardee acknowledges and agrees that, regardless of whether Awardee is terminated with or without cause, notice or pre-termination procedure or whether Awardee asserts or prevails on a claim that Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, Awardee has no right to, and will not bring any legal claim or action for, (a) any damages for any portion of the SUAs that have been vested and converted into Common Shares, or (b) termination of any unvested SUAs under this Award Agreement.

11.         No Employment Right.   Awardee acknowledges that neither the fact of this Award of SUAs nor any provision of this Award Agreement or the Plan or the policies adopted pursuant to the Plan shall confer upon Awardee any right with respect to employment or continuation of current employment with the Company, or to employment that is not terminable at will.  Awardee further acknowledges and agrees that neither the Plan nor this Award of SUAs makes Awardee’s employment with the Company for any minimum or fixed period, and that such employment is subject to the mutual consent of Awardee and the Company, and subject to any written employment agreement that may be in effect from time to time between the Company and the Awardee, may be terminated by either Awardee or the Company at any time, for any reason or no reason, with or without cause or notice or any kind of pre- or post-termination warning, discipline or procedure.

12.         Administration.   The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Committee (as such term is defined in Section 2 of the Plan), and the Committee shall have all powers and discretion with respect to this Award Agreement as it has with respect to the Plan.  Any interpretation of the Award Agreement by the Committee and any decision made by the Committee with respect to the Award Agreement shall be final and binding on all parties.

13.         Plan Governs.   Notwithstanding anything in this Award Agreement to the contrary, the terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

14.         Notices.   Any written notices provided for in this Award Agreement which are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt.  Notices shall be directed, if to Awardee, at the Awardee’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.

15.         Electronic Delivery.   The Company may, in its sole discretion, decide to deliver any documents related to SUAs awarded under the Plan or future SUAs that may be awarded under the Plan by electronic means or request Awardee’s consent to participate in the Plan by electronic means.  Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.         Acknowledgment.   By Awardee’s acceptance as evidenced below, Awardee acknowledges that Awardee has received and has read, understood and accepted all the terms, conditions and restrictions of this Award Agreement and the Plan.  Awardee understands and agrees that this Award Agreement is subject to all the terms, conditions, and restrictions stated in this Award Agreement and the Plan, as the latter may be amended from time to time in the Company’s sole discretion. In addition, the Awardee acknowledges that the Award and rights granted to the Awardee hereunder shall be subject to forfeiture to the Company in accordance with any policy that may hereafter be promulgated by the Company to comply with the requirements of Section 10D(b)(2) of the Securities Exchange Act of 1934, as amended.

17.         [Intentionally Omitted]

18.         Governing Law.   This Award Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware laws that might cause other law to govern under applicable principles of conflicts of law.

19.         Severability.   If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

20.         Complete Award Agreement and Amendment.   This Award Agreement and the Plan constitute the entire agreement between Awardee and the Company regarding SUAs.  Any prior agreements, commitments or negotiations concerning these SUAs are superseded.  This Award Agreement may be amended only by written agreement of Awardee and the Company, without consent of any other person.  Awardee agrees not to rely on any oral information regarding this Award of SUAs or any written materials not identified in this Section 20.

21.         Section 409A.  This Award Agreement is intended to be in compliance with the provisions of Section 409A of the Internal Revenue Code to the extent applicable, and the Regulations issued thereunder. Anything in this Agreement to the contrary notwithstanding, if at the time of the Awardee’s separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), the Company determines that the Awardee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Awardee becomes entitled to under this Agreement would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Awardee’s separation from service, or (B) the Awardee’s death.  The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code.  The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. Solely for the purposes of Section 409A of the Code, the share increments issuable on each vesting date on Schedule A shall be considered a separate payment.  The Company makes no representation or warranty and shall have no liability to the Awardee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

22.         Ireland Supplement.  If the Awardee is an employee located in Ireland then in addition to the terms and conditions set forth above, the provisions of the Ireland Supplement attached hereto shall also apply.

EXECUTED the day and year first above written.

UFP TECHNOLOGIES, INC.

By:
R. Jeffrey Bailly
Chief Executive Officer

AWARDEE’S ACCEPTANCE:

I have read and fully understood this Award Agreement and, as referenced in Section 16 above, I accept and agree to be bound by all of the terms, conditions and restrictions contained in this Award Agreement and the other documents referenced in it.

SCHEDULE A

The SUA’s issuable under this Agreement shall consist of a Threshold Award, a Target Performance Award and an Exceptional Performance Award, each in the amounts set forth below, each such award issuable in one-third increments on the vesting dates set forth below, provided the respective performance objective (if applicable) is satisfied.

The Performance Objective established by the Committee with respect to the Target Performance Award and Exceptional Performance Award is Adjusted Operating Income** for 2023

	Performance Objective	Performance Cycle	Number of Shares of Common Stock	Vesting Dates: March 1 of:
				*/2024 [1/3]	*/2025 [1/3]	*/2026 [1/3]
a. Threshold Award [50% of total]	none	n/a	_____	___	___	___
b. Target Performance Award [25% of total]	of Adjusted Operating Income**	Calendar Year 2023	___ (in addition to (a) above)	___	___	___
c. Exceptional Performance Award [25% of total]	of Adjusted Operating Income**	Calendar Year 2023	___ *** (in addition to (a) and (b) above)	___	___	___

*Vesting is subject to the Compensation Committee’s determination of satisfaction of any applicable performance target for 2023 (for Target and Exceptional Performance Awards), and subject to continued employment on each such vesting date (for all Awards).

**   Adjusted Operating Income is defined herein as Operating Income on the Company’s 10-K, excluding the effect of (i) non-recurring restructuring charges related to plant closings and consolidations; and (ii) the impact of acquired or disposed of operations during such year.

*** Between Adjusted Operating Income  of $XXX and $XXX  the number of shares of Common Stock issuable under the Exceptional  Performance Award (in addition to the shares issuable upon attainment of the Target Performance Award) would range from 0, representing the number of shares issuable upon attainment of $XXX of Adjusted Operating Income, to the full number of shares otherwise issuable under the Exceptional award, based on straight line interpolation rounded up or down to the nearest whole share (not to exceed $XXX of Adjusted Operating Income for purposes of this calculation).

UFP TECHNOLOGIES, INC.

STOCK UNIT AWARD

IRELAND SUPPLEMENT

This supplement to the Stock Unit Award Agreement applies to any Participant who is resident or employed in Ireland (an “Ireland Participant”) at the time of grant of an Award.

An Award made to an Ireland Participant shall be subject to the following supplementary terms and conditions and, in the event of any conflict between any term, condition or other provision contained in the Plan or in an Award agreement for an Ireland Participant and any supplementary term or condition provided for in this supplement, the supplementary term or condition in this supplement shall govern and prevail.  All capitalised terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1.	Relationship of Plan to Contract of Employment. Notwithstanding any other provision of the Plan or an Award agreement:

(a)	the Plan and any Award agreement shall not form part of any contract of employment between the Company or a Subsidiary and an Ireland Participant;

(b)

unless expressly so provided in his or her contract of employment, an Ireland Participant has no right or entitlement to an Award or any expectation that an Award might be made to him or her, whether subject to any conditions or at all;

(c)

the benefit to an Ireland Participant of participation in the Plan (including, in particular but not by way of limitation, of any Award made to him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not be pensionable;

(d)

the rights or opportunity granted to an Ireland Participant on the grant of an Award shall not give the Ireland Participant any rights or additional rights and if an Ireland Participant ceases to be employed by the Company or a Subsidiary, he or she shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Award held by him or her which lapses by reason of his or her ceasing to be employed by the the Company or a Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e)

the rights or opportunity granted to an Ireland Participant on the making of an Award shall not give the Ireland Participant any rights or additional rights in respect of any pension scheme operated by the Company or a Subsidiary; and

(f)

an Ireland Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being unable to acquire or retain Stock or any interest in Stock (or any equivalent or connected interest) pursuant to an Award in consequence of the loss or termination of his or her employment with the Company or a Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

2.

Taxation.  An Ireland Participant shall be responsible for and shall indemnify the Company and its Subsidiaries against, any tax, universal social charge or employee social security liability relating to the grant and subsequent vesting or exercise of an Award and the release or disposal of any resulting Stock.  The tax withholding provisions in Section 7(e) of the Plan shall, where applicable, apply as if each reference to taxes included reference to universal social charge and employee pay related social insurance.

3.	Provision of Information.

(a)

An Ireland Participant shall provide to the Company and its Subsidiaries as soon as reasonably practicable such information as the Company or its Subsidiary reasonably requests for the purpose of complying with its share scheme reporting obligations (if any) under the Taxes Consolidation Act 1997 (as amended) of Ireland and current requirements of the Revenue Commissioners of Ireland.

(b)

An Ireland Participant who is a director or shadow director or secretary of any Subsidiary that is incorporated in Ireland (an “Ireland Subsidiary”) shall notify the Ireland Subsidiary in writing within five business days of such Ireland Participant receiving or disposing of a “disclosable interest” (within the meaning of and for the purposes of Chapter 5 of Part 5 of the Companies Act 2014 of Ireland) in the Company, or within five business days of such Ireland Participant becoming aware of the event giving rise to the notification requirement, or within five business days of such Ireland Participant becoming a director or shadow director or secretary if such a “disclosable interest” exists at the time.

4.	Personal Data. By accepting the grant of an Award, an Ireland Participant acknowledges, in respect of the processing and disclosure of the Ireland Participant’s personal data, that:

(a)

the Company or its Subsidiary is required to collect, process and utilise the Ireland Participant’s personal data for purposes directly relevant to the employment relationship between the Company or its Subsidiary and the Ireland Participant, and, for the purpose of administering the Plan, to disclose or transfer some or all of that personal data, as necessary, between the Company or its Subsidiaries or to any third party engaged by the Company or its Subsidiary to assist with the administration of the Plan;

(b)

the Company or its Subsidiary and any such third party may utilise such personal data for the purpose of administering the Plan and the Ireland Participant’s Award, provided that such personal data shall be kept confidential and shall not be used by the third party for any purposes not related to the administration of the Plan;

(c)

a Subsidiary and any such third party may be located in the European Economic Area (the “EEA”) or outside of the EEA and the personal data may be transferred within the EEA or outside of the EEA for the purpose of administering the Plan (in which case the transfer shall be governed by “model contract clauses” or equivalent measures required under the European Union’s data protection laws);

(d)

the Ireland Participant’s personal data may be processed and disclosed by and to any future purchaser of the Company (or of a Subsidiary thereof that has the employment relationship with the Ireland Participant or of their respective undertakings or any parts thereof) for the purpose of administering the Plan and/or confirming the Ireland Participant’s entitlement to an Award where such entitlement is relevant to such purchase;

(e)

the purposes described in this paragraph 4 for the processing of the Ireland Participant’s personal data are necessary for the administration of the Plan or are otherwise necessary for the legitimate interests of the Company or its Subsidiary in connection with the administration of the Plan; and

(f)

should the Ireland Participant exercise certain data subject rights in relation to the Ireland Participant’s personal data, such as the right of objection or erasure, the Ireland Participant acknowledges that it may no longer be possible to administer the Plan or the Ireland Participant’s Award pursuant to the Plan and any Award agreement and, in that case, the Award shall lapse and the Ireland Participant shall be deemed to have waived (without any right to compensation) any right to the Award.

5.

Securities Law.  Where an Award offered under the Plan is deemed to be an offer of securities to the public in Ireland, Article 1(4)(i) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”) provides, among others, an exemption (the “Exemption”) from the obligation to publish a prospectus if the securities are offered to existing or former directors or employees by their employer or by an affiliated undertaking provided that a document is made available containing information on the number and nature of the securities and the reasons for and details of the offer.  Accordingly, in reliance on the Exemption, no prospectus has been prepared or filed with any competent regulatory authority in the EEA in relation to offers made to existing or former directors or employees by the Company or its Subsidiaries pursuant to the Plan, and no such prospectus has been approved and/or published in the EEA.  The Plan, this supplement and the Award agreement contains the information that must be made available in order to avail of the Exemption, namely information on the number and nature of the securities and the reasons for and details of the offer.